UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 27, 2025
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2045 EAST INNOVATION CIRCLE
TEMPE, AZ 85284
(Address of principal executive offices, including zip code)

(480) 821-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AMKR	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 2.03 below is hereby incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2025, Amkor Technology, Inc. (the “Company”) entered into the First Amendment to Credit Agreement (the “Amendment”), which amends the existing senior revolving credit facility, dated as of May 9, 2025 (the “Existing Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”), by and among the Company, as borrower, the Lenders party thereto from time to time, the L/C Issuers party thereto and Bank of America, N.A., as administrative agent. The Amendment creates a new tranche of term loans, the Term A-1 Loans, which are secured and guaranteed on a pari passu basis to the revolver loans under the Existing Credit Agreement. The proceeds of the Term A-1 Loans will be used to refinance certain existing debt of the Company and for general corporate purposes. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Credit Agreement or the Amendment, as applicable.

The Term A-1 Loans have an aggregate principal amount of $500 million, will mature on May 9, 2030, and are subject to annual amortization of 2.5% of the original principal amount per year in 2026 and 2027 and 5% of the original principal amount per year thereafter, payable quarterly.

The Company may elect interest rates on its Term A-1 Loan borrowings calculated by reference to (x) Term SOFR or (y) a Base Rate plus a margin based on the Company’s consolidated leverage ratio.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by the full text of the Amendment, a copy of which is included with this report as Exhibit 10.1 and incorporated by reference herein.

Item 8.01. Other Events.

On June 27, 2025, the Company notified U.S. Bank Trust Company, National Association, as trustee, that it will redeem $125 million aggregate principal amount 6.625% Senior Notes due 2027 (the “Notes”) at the redemption price, calculated in accordance with the indenture governing the Notes, plus accrued and unpaid interest. The redemption date for the Notes will be July 30, 2025. Following such redemption, $400 million aggregate principal amount of the Notes shall remain outstanding. This Current Report on Form 8-K is not a notice of redemption for the Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1
First Amendment to Credit Agreement, dated June 27, 2025, among Amkor Technology, Inc., as the Borrower, the Guarantors, the Non-Loan Party Equity Pledgor, the Term A-1 Lenders, the Revolving Lenders party thereto and Bank of America, N.A., as Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Mark N. Rogers
Mark N. Rogers
Executive Vice President, General Counsel, and Corporate Secretary

Date: July 1, 2025